
<ARTICLE> 5
<LEGEND>
This schedule contains summary information extracted from Xilinx, Inc.'s
CONSOLIDATED STATEMENTS OF INCOME AND CONSOLIDATED BALANCE SHEETS and is qualified in its entirety by reference to such financial statements. During the quarter ended December 27, 1997, the Company adopted the Financial
Accounting Standards Board's Statement No. 128 (FASB 128), "Earnings per
Share". The new standard required the Company to change the method used to compute net income per share and to restate all prior periods. The table below shows the restated earnings per share numbers.
</LEGEND>
<MULTIPLIER> 1000


<PERIOD-TYPE>                   9-MOS                   6-MOS                   3-MOS
<FISCAL-YEAR-END>                          MAR-28-1998             MAR-28-1998             MAR-28-1998
<PERIOD-START>                             MAR-30-1997             MAR-30-1997             MAR-30-1997
<PERIOD-END>                               DEC-27-1997             SEP-27-1997             JUN-28-1997
<CASH>                                         244,079                 260,372                 130,531
<SECURITIES>                                   173,480                 174,241                 334,954
<RECEIVABLES>                                   70,709                  72,542                  79,163
<ALLOWANCES>                                     6,907                   6,557                   6,459
<INVENTORY>                                     54,605                  54,313                  51,232
<CURRENT-ASSETS>                               639,721                 636,552                 651,002
<PP&E>                                         165,518                 163,096                 158,777
<DEPRECIATION>                                  82,287                  79,381                  73,331
<TOTAL-ASSETS>                                 966,847                 936,287                 908,223
<CURRENT-LIABILITIES>                          121,364                 113,473                 115,032
<BONDS>                                        250,000                 250,000                 250,000
<PREFERRED-MANDATORY>                                0                       0                       0
<PREFERRED>                                          0                       0                       0
<COMMON>                                           742                     740                     736
<OTHER-SE>                                     583,513                 561,321                 530,512
<TOTAL-LIABILITY-AND-EQUITY>                   966,847                 936,287                 908,223
<SALES>                                        459,768                 311,033                 160,761
<TOTAL-REVENUES>                               459,768                 311,033                 160,761
<CGS>                                          172,622                 116,954                  60,906
<TOTAL-COSTS>                                  172,622                 116,954                  60,906
<OTHER-EXPENSES>                               155,776                 103,780                  52,604
<LOSS-PROVISION>                                     0                       0                       0
<INTEREST-EXPENSE>                              10,474                   6,987                   3,491
<INCOME-PRETAX>                                136,410                  94,401                  49,546
<INCOME-TAX>                                    43,030                  30,007                  16,102
<INCOME-CONTINUING>                             95,994                  64,394                  33,444
<DISCONTINUED>                                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                    95,994                  64,394                  33,444
<EPS-PRIMARY>                                     1.31<F2>                0.88<F2>                0.46<F2>
<EPS-DILUTED>                                     1.19                    0.79                    0.41


<F2>Represents basic earnings per share.


